Exhibit 4.1

DIVERSIFIED GAS & OIL PLC
2017 EQUITY INCENTIVE PLAN
(As amended and restated on April 9, 2025)

1.
Purpose; Eligibility.

1.1
General Purpose. The name of this plan is the DIVERSIFIED GAS & OIL PLC 2017 EQUITY INCENTIVE PLAN (as amended and restated, the “Plan”). The purposes of the Plan are to (a) enable Diversified Gas & Oil PLC, a public limited company incorporated under the law of England and Wales (the “Company”), and any Affiliate to attract and retain the types of Employees and Executive Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees and Executive Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business. For the avoidance of doubt, nothing in the Plan affects the laws governing public limited companies in England or Wales, which shall govern matters relating to the constitution and governance of the Company and its Common Stock.

1.2
Eligible Award Recipients. The persons eligible to receive Awards are the Employees and Executive Directors of the Company.

1.3
Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d)  Restricted Awards; (e) Performance Share Awards; and (f) Performance Compensation Awards.

2.
Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Amended Effective Date” shall have the meaning set forth in the last clause of the Plan.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under English law or applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award or a Performance Compensation Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means:

With respect to any Employee:

(a)
If the Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b)
If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

 With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a)
malfeasance in office;

(b)
gross misconduct or neglect;

(c)
false or fraudulent misrepresentation inducing the director’s appointment;

(d)
willful conversion of corporate funds; or

(e)
repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

 The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a)
any person (either alone or together with any person acting in concert with him) obtains Control of the Company, which may include as a result of making (i) a general offer to acquire the majority of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or (ii) a general offer to acquire a majority of the Company’s shares;

(b)
any person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 899 of the Companies Act 2006;
(c)
any person becomes bound or entitled to acquire Shares in the Company under sections 979 to 989 of the Companies Act 2006; or
(d)
notice is given of a resolution for the voluntary or compulsory winding-up of the Company or the date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company;
(e)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;
(f)
the acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate; (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary; (C) any acquisition which complies with clauses (i), (ii) and (iii) of Subsection (g) of this definition; or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or
(g)
the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”); or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities or the Outstanding Company Common Stock that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities or the Outstanding Company Common Stock were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities or the Outstanding Company Common Stock among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding the definition of Change in Control above, to the extent that any amount to be paid is considered “deferred compensation” under Section 409A of the Code, then the definition of Change in Control will be as defined above, except to the extent inconsistent with Section 409A of the Code, in which case any inconsistency will be resolved in favor of said section.

“City Code on Takeovers and Mergers” means the City Code on Takeovers and Mergers administered by the UK Panel on Takeovers and Mergers.

“Code” means the United States Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the ordinary shares of one pence (£0.01) each in the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Diversified Gas & Oil PLC, a public limited company incorporated under the laws of England and Wales, and any successor thereto.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service (unless otherwise provided under Section 409A of the Code to the extent an Award is subject thereto). The Committee or its delegate, in its sole discretion (yet subject to Section 409A of the Code to the extent applicable), may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Control” shall mean the right to secure how the affairs of the Company are conducted including through the right to exercise fifty percent (50%) or more of the Company’s voting rights or through other powers conferred by the Company’s constitutional documents.

“Dealing Restriction” means a restriction imposed by any law, order, regulation or directive, the Listing Rules, the Market Abuse Regulation, the Company’s share dealing code, the City Code on Takeovers and Mergers, the rules applying to any listing of the Company and/or any other code adopted by the Company regulating dealings in Company shares.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 7.2 hereof.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates. In the event that an Award is subject to Section 409A of the Code and payment is to be made upon a Participant’s Disability, then Disability shall be determined accordance therewith.

“Disqualifying Disposition” has the meaning set forth in Section 14.12.

“Effective Date” shall mean the date as of which the Plan was initially adopted by the Board, January 30, 2017.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Director” means a Director who is also an Employee.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the London Stock Exchange plc or the AIM Market of the London Stock Exchange plc, the Fair Market Value shall be determined by one of the following methodologies:  (a) the average closing price (as quoted on such exchange or system) of a share of Common Stock for the five (5) trading days prior to the date of determination; (b) with respect to any Options (Incentive or Non-qualified) or Stock Appreciation Rights granted under the Plan, the Fair Market Value shall be the closing price (as quoted on such exchange or system) of a share of Common Stock on the trading day immediately preceding the Grant Date; (c) with respect to Awards issued in relation to annual performance programs (other than Options or Stock Appreciation Rights), the Committee in its discretion may determine that the Fair Market Value shall be the average closing price (as quoted on the aforesaid exchange or system) of a share of Common Stock for the five (5) trading days after the public announcement of the Company’s financial results for the previous Fiscal Year; or (d) with respect to any Awards made under this Plan, the Committee in its discretion may determine the Fair Market Value that is different than that outlined in (a) through (c) as long as the determination of Fair Market Value is reasonable for the specific conditions of the Award, is in compliance with all Applicable Laws, and is not in conflict with any remuneration policy or plan approved by the shareholders.  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. To the extent that any Award is either subject to Section 409A of the Code or such Award intends to rely on a determination of Fair Market Value to gain an exemption from Section 409A, then Fair Market Value shall be determined in accordance with Section 409A of the Code.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means:

(a)
If an Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)
If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than two hundred (200) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution, yet determined in accordance with Section 409A of the Code to the extent that any Award is either subject to Section 409A of the Code or such Award intends to rely on a determination of Fair Market Value to gain an exemption from Section 409A, then the Grant Date shall be determined in accordance with Section 409A of the Code.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Listing Rules” means the Listing Rules issued by the UK Financial Conduct Authority, as amended from time to time.

“Market Abuse Regulation” means the EU Market Abuse Regulation No. 596/2014.

“Maximum Individual Amount” has the meaning set forth in Section 4.3.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Option Holder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.4 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (or an Affiliate, division, business unit or operational unit of the Company) and/or individual performance of the Participant. Any one or more of the Performance Criteria may be used on an absolute or relative basis, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent that the Company intends to rely on the performance-based deferral election rules under Section 409A of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or longer if permitted by Applicable Law), define the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

“Performance Formula” means, for a Performance Period, the one or more formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first ninety (90) days (or longer if permitted by Applicable Law) of a Performance Period or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent not prohibited under Section 409A, in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(a)
asset write-downs;

(b)
litigation or claim judgments or settlements;

(c)
the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(d)
any reorganization and restructuring programs;

(e)
extraordinary, unusual or infrequently occurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

(f)
acquisitions or divestitures;

(g)
any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(h)
foreign exchange gains and losses; and

(i)
a change in the Company’s Fiscal Year.

“Performance Period” means, subject to the recommendation and selection of any other appropriate period by the Remuneration Committee, the one or more periods of time not less than twelve (12) months in duration as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Share Award” means any Award granted pursuant to Section 7.3 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a trust in which an Option Holder has more than 50% of the beneficial interest, a foundation in which these persons (or the Option Holder) control the management of assets, and any other entity in which these persons (or the Option Holder) own more than 50% of the voting interests; and (b) such other transferees as may be permitted by the Committee in its sole discretion.

“Plan” means this Diversified Gas & Oil PLC 2017 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Remuneration Committee” means the remuneration committee of the Board.

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.
Administration.

3.1
Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)
to construe and interpret the Plan and apply its provisions;

(b)
to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)
to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)
to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e)
to determine when Awards are to be granted under the Plan and the applicable Grant Date, provided that while the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the AIM Market and the Main Market of the London Stock Exchange plc, an Award may be granted only (i) within forty-two (42) days following the Effective Date or the Amended Effective Date, or (ii) within forty-two (42) days following the end of a period during which share dealings are prohibited under the rules of the relevant exchange or market or (iii) at any other time if the Committee decides that there are exceptional circumstances that justify such grant;

(f)
from time to time to select, subject to the limitations set forth in the Plan, those Participants to whom Awards shall be granted;

(g)
to determine the number of shares of Common Stock to be made subject to each Award;

(h)
to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(i)
to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)
to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(k)
to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(l)
subject to Section 409A of the Code, as applicable, to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award, including to take account of the fact that any purported exercise or vesting might be prohibited by, or would be a breach of, any Dealing Restriction ; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(m)
to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)
to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

(o)
to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p)
to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Subject to Section 409A of the Code, as applicable, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective to the extent approval is required by Applicable Laws.

3.2
Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3
Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.  If the Board does not specifically designate members of the Committee, then the members of the Remuneration Committee shall serve as members of the Committee until and unless replaced hereunder.

3.4
Committee Composition. The Board shall have discretion to determine whether or not it intends to or can comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5
Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.
Shares Subject to the Plan.

4.1
Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner (including those reacquired and held in an employee benefit trust).

4.2
Notwithstanding anything in the Plan to the contrary, an Award shall not be granted if, at the time of its proposed Grant Date, such Award would cause the total number of shares of Common Stock allocated (as defined in this Section 4.2) in the immediately preceding 10-year period, under the Plan and under any other employees’ equity plans or share schemes adopted by the Company, to exceed ten percent (10%) of the ordinary share capital of the Company in issue at such time.

For the purposes of this Section 4.2:

(a)
Common Stock is “allocated”:

i.
when an option, award or other contractual right is granted to acquire unissued shares of Common Stock (or shares of Common Stock to be transferred from treasury);

ii.
where shares of Common Stock are issued (or transferred from treasury) otherwise than pursuant to an option, award or other contractual right to acquire Common Stock, when such shares of Common Stock are issued or transferred from treasury;

(b)
any shares of Common Stock which have been issued or which may be issued to any trustees to satisfy the exercise of any option, award or other contractual right granted under any employee equity plan or share scheme shall count as allocated; and

(c)
for the avoidance of doubt, existing shares of Common Stock that (1) are transferred (except, for so long as this is required under institutional shareholder guidelines, if the shares are transferred from treasury), or over which options, awards or other contractual rights are granted, or (2) that are reacquired and held by an employee benefits trust, shall not count as allocated; and

(d)
for the avoidance of doubt, any option, award or other contractual right to acquire unissued Common Stock or Common Stock transferred from treasury, granted prior to the date on which shares of Common Stock were first admitted for trading on the AIM Market of the London Stock Exchange plc shall not count as allocated; and

(e)
where:

i.
any option, award or other contractual right to acquire unissued shares of Common Stock (or shares of Common Stock transferred from treasury) is released or lapses (whether in whole or in part); or

ii.
after the grant of an option, award or other contractual right the Committee determines that:

(A)
where an amount is normally payable on its exercise it shall be satisfied without such payment but instead by the issue of Common Stock and/or the transfer of Common Stock from treasury and/or the payment of cash equal to the gain made on its exercise; or

(B)
it shall be satisfied by the transfer of existing Common Stock (other than Common Stock transferred out of treasury), Common Stock held by an employee benefits trust, and/or by settlement in cash,

then the unissued Common Stock or Common Stock transferred from treasury or an employee benefits trust which consequently cease to be subject to the option, award or other contractual right from time to time or absolutely (as appropriate) shall not count as allocated; and

(f)
the number of shares of Common Stock transferred from treasury or allocated in respect of an option, award or other contractual right shall be such number as the Committee shall reasonably determine from time to time.

4.3
The total Fair Market Value of Common Stock subject to Awards (determined as of the Grant Date) that may be granted during any single Fiscal Year to any Employee (including an Executive Director) shall not exceed 425% of such Employee’s salary (as defined in this Section) (the “Maximum Individual Amount”), except in extraordinary cases approved of by the Committee; provided, however, that the Fair Market Value of any shares of Common Stock or other securities of the Company issuable pursuant to an annual Performance Compensation Award shall be excluded from the calculation of the Maximum Individual Amount.  Where the Employee is an Executive Director, the Committee shall also have regard to the maximum percentages of base salary as may be included in the Company’s directors’ remuneration policy (within the meaning given by section 421(2A) of the Companies Act 2006) for Performance Share Awards and Restricted Share Awards in respect of a financial year, if such percentage is lower than the percentage referred to in this Section 4.3.  For purposes of this Section 4.3, an Employee’s “salary” shall be deemed the Employee’s base salary only (excluding any bonuses, allowances or benefits), expressed as an annual amount payable by the Company and/or its controlled Affiliates in the aggregate to such Employee as of the Grant Date or such earlier date as the Committee may determine.  Where payment of salary is made in a currency other than GB pounds sterling, the payment shall be treated as equal to the equivalent amount of GB pounds sterling determined by using any rate of exchange which the Committee may reasonably select.  In the event that the Committee is not permitted to grant, or considers it inappropriate to grant, an Award to a particular Employee during any Fiscal Year, as a result of any Dealing Restrictions, then the Maximum Individual Amount for such year (calculated as set forth above in this Section 4.3) may be carried forward and added to the Maximum Individual Amount that may be granted to such Employee during a subsequent Fiscal Year.

4.4
Any shares of Common Stock subject to an Award that are cancelled, forfeited or expire prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.

5.
Eligibility.

5.1
Eligibility for Specific Awards.  Awards, including Incentive Stock Options, may be granted only to Employees, including Executive Directors.

5.2
Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

6.
Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1
Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after a period to be determined by the Committee on a case-by-case basis, but in no event shall the expiration date exceed ten (10) years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

6.2
Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3
Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4
Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid. to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised; or (b) in the discretion of the Committee, upon such terms as the Committee shall approve: (i) by a “cashless” exercise program established and approved by the Committee; (ii) by any combination of the methods described in (a) and (b) of this Section 6.4; or (iii) in any other form of legal consideration that may be acceptable to the Committee. Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under the Plan.

6.5
Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Option Holder only by the Option Holder. Notwithstanding the foregoing, the Option Holder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Option Holder, shall thereafter be entitled to exercise the Option.

6.6
Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Nonqualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Option Holder only by the Option Holder. Notwithstanding the foregoing, the Option Holder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Option Holder, shall thereafter be entitled to exercise the Option.

6.7
Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic instalments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. Subject to Section 409A of the Code, the Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8
Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Option Holder’s Continuous Service terminates (other than upon the Option Holder’s death or Disability), the Option Holder may exercise his or her Option (to the extent that the Option Holder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Option Holder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Option Holder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9
Extension of Termination Date. An Option Holder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Option Holder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1; or (b) the expiration of a period after termination of the Participant’s Continuous Service that is no more than thirty (30) days after the end of the period during which the exercise of the Option would be in violation of United States state or federal, or foreign, securities law requirements.

6.10
Disability of Option Holder. Unless otherwise provided in an Award Agreement, in the event that an Option Holder’s Continuous Service terminates as a result of the Option Holder’s Disability, the Option Holder may exercise his or her Option (to the extent that the Option Holder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination; or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Option Holder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11
Death of Option Holder. Unless otherwise provided in an Award Agreement, in the event an Option Holder’s Continuous Service terminates as a result of the Option Holder’s death, then the Option may be exercised (to the extent the Option Holder was entitled to exercise such Option as of the date of death) by the Option Holder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Option Holder’s death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death; or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Option Holder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12
Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option Holder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.
Provisions of Awards Other Than Options.

7.1
Stock Appreciation Rights.

(a)
General.  Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b)
Grant Requirements.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)
Term of Stock Appreciation Rights.  The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)
Vesting of Stock Appreciation Right.  Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic instalments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. Subject to compliance with Section 409A of the Code, the Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

(e)
Exercise and Payment.  Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option (which shall be Fair Market Value as of the Grant Date). Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock already in issue (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f)
Exercise Price.  The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee (which shall be no less than the Fair Market Value as of the Grant Date). A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied. (g) Reduction in the Underlying Option Shares.  Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2
Restricted Awards.

(a) General.  A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock and Restricted Stock Units.

i.
Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or (to the extent permitted by the laws of England and Wales) in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable; and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon, and at the same time as, the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

ii.
The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. Subject to compliance with Section 409A of the Code, the Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”).  Dividend Equivalents, which shall be payable in the manner provided for in the applicable Award Agreement.

(c) Restrictions.

i.
Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

ii.
Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company; and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

iii.
The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(d) Restricted Period.  With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

No Restricted Award may be granted or settled for a fraction of a share of Common Stock. Subject to compliance with Section 409A of the Code, the Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Subject to compliance with Section 409A of the Code, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f) Stock Restrictions.  Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3
Performance Share Awards.

(a) Grant of Performance Share Awards.  Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.  At the discretion of the Committee, each Performance Share Award may be credited with Dividend Equivalents, which shall be payable in the manner provided for in the applicable Award Agreement.

(b) Earning Performance Share Awards.  The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

7.4
Performance Compensation Awards.

(a) General.  The Committee shall have the authority, at the time of grant of any Award described in the Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award for any purpose. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award for any purpose.

(b) Eligibility.  The Committee will, in its sole discretion, designate (and within the first ninety (90) days of a Performance Period (or longer if permitted by Applicable Laws) to the extent that the Company intends to rely on the performance-based deferral election rules under Section 409A of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.4. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Award and the Performance Formula. To the extent that the Company intends to rely on the performance-based deferral election rules under Section 409A of the Code, then, within the first ninety (90) days of a Performance Period (or longer if permitted by Applicable Laws), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.4(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

i.
Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

ii.
Limitation.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

iii.
Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period.

iv.
Timing of Award Payments.  Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4 but in no event later than 2 ½ months following the end of the Fiscal Year during which the Performance Period is completed, unless the Performance Criteria utilized to determine payout for the Performance Period is incomplete, at which point the Committee will work with the Executive Directors to assess performance in a reasonable timeframe so long as permitted by Applicable Laws.

v.
Maximum Award Payable.  Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period (excluding any Options and Stock Appreciation Rights) may be limited to a number of shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.4(a) may be limited to a dollar amount. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each Fiscal Year greater than a reasonable rate of interest set by the Committee; or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

8.
Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.
Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.
Miscellaneous.

10.1
Acceleration of Exercisability and Vesting. Subject to compliance with Section 409A of the Code, Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2
Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3
No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause; or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4
Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5
Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (subject to Section 409A of the Code, in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.
Adjustments Upon Changes in Stock.  In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.4(d)(vi) will be equitably adjusted or substituted, as to the number and price of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.
Effect of Change in Control.

12.1
Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control:

(a) all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options and Stock Appreciation Rights;

(b) Restricted Awards shall immediately become due and payable in the manner provided for in the applicable Award Agreement as to the applicable Restricted Stock or Restricted Stock Units;

(c) Performance Share Awards and Performance Compensation Awards shall immediately become due and payable in the manner provided for in the applicable Award Agreement.

To the extent practicable, any actions taken by the Committee under the immediately preceding clause (a) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2
In addition, subject to compliance with Section 409A of the Code, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.
Amendment of the Plan and Awards.

13.1
Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2
Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, to the extent such approval is necessary to satisfy any Applicable Laws.

13.3
Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees and Executive Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4
No Impairment of Rights. Except as otherwise specifically provided herein or in an Award Agreement, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

13.5
Amendment of Awards. Subject to compliance with Section 409A of the Code, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

14.
General Provisions.

14.1    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2
Clawback. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) as well as the Company’s Malus and Clawback policy (as may be amended).

14.3
Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required by Applicable Laws; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4
Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5
Deferral of Awards. In accordance with Section 409A of the Code, the Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

14.6
Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.7
Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11 or, if no such provisions are contained in such Award Agreement, such Award Agreement shall be subject to such provisions in any event.

14.8
Delivery. Upon exercise of a right granted under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, thirty (30) days shall be considered a reasonable period of time.

14.9
No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan unless the Board or Committee, as applicable, determines that fractional shares may be issued. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.10
Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.11
Section 409A. The Plan is intended to be exempt with respect to certain Awards, and to the extent not exempt, to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “shortterm deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. With respect to payments made, or to be made, hereunder upon a “termination of employment” that are subject to Section 409A of the Code, whether a “termination of employment” has occurred shall be determined in accordance with Treas. Reg. § 1.409A-1(h) as may be amended from time to time. Payments made hereunder that are subject to Section 409A of the Code may not be accelerated or delayed, except as specifically allowed under Section 409A of the Code.  Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code (as related to “specified employees”), amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Unless otherwise provided in an Award Agreement, it is intended that each installment payment, if any, provided under any Award Agreement that is subject to Section 409A of the Code will be treated as a “separate payment” for purposes of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code, and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.12
Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.13
Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflic

14.14
Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.15
Expenses. The costs of administering the Plan shall be paid by the Company.

14.16
Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.17
Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.18
Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

14.19
Data Privacy. The Company will hold, collect and otherwise process certain personal data as set out in the Company’s privacy notice, which is on the intranet. All personal data will be treated in accordance with applicable data protection laws and regulations.

15.
Effective Date of Plan. The Plan became effective as of the Effective Date; provided that any amendment to a provision of the Plan subsequent to the date of initial adoption of the Plan by the Board shall be effective as of the date of such amendment.

16.
Choice of Law. The law of the State of Alabama shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

17.
Conflicts. To the extent that a provision of the Plan is in direct conflict with any legally binding provision of a remuneration plan approved by a majority vote of the shareholders of the Company, then such provision of the Plan shall be deemed modified on a limited basis as necessary to meet the directly conflicting provision of said remuneration plan; provided, however, that nothing in this paragraph shall amend or modify the terms, obligations, or benefits of a previously made Award.

 As initially adopted by the Board on January 30, 2017, and as amended and restated by the Board on May 11, 2020, March 29, 2021 and on April 9, 2025 (the “Amended Effective Date”).